Exhibit k.4

[Form of Share Purchase Agreement]

SOLAR SENIOR CAPITAL LTD.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of February     , 2011 by and between SOLAR SENIOR CAPITAL LTD., a Maryland corporation (the “Company”), on the one hand, and SOLAR SENIOR CAPITAL INVESTORS LLC, a Delaware limited liability company (the “Purchaser”) on the other hand. Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, the Purchaser is wholly owned collectively by Michael S. Gross, the Chairman of the Board of Directors and Chief Executive Officer of the Company, Bruce Spohler, Chief Operating Officer of the Company, and certain other members of the Company’s management team (collectively, the “Management Team”); and

WHEREAS, the Company is proposing to conduct an initial public offering (the “Offering”) of shares of its common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in the Company’s registration statement on Form N-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, in furtherance of the Company’s plan to obtain funding through the Offering, and to demonstrate the commitment of the Management Team to this plan, the Management Team desires to make an investment in the Company by acquiring through the Purchaser an aggregate of [            ] shares of the Company’s Common Stock (the “Shares”), on the terms and conditions described herein; and

WHEREAS, the Company desires to provide certain registration rights with respect to the Shares;

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

Section 1. Authorization, Purchase and Sale.

A. Authorization of the Shares. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to the Purchaser, of an aggregate of [            ] Shares.

B. Purchase and Sale of the Shares. The Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, on the date the Offering is consummated (the “Purchase Date”), an aggregate of [            ] Shares. The purchase price of each Share shall be equal to the public offering price per share of Common Stock (without giving effect to any underwriting discounts or commissions thereon) issued and sold pursuant to the Offering (the “Purchase Price”), which shall be paid in immediately available funds through wire transfer to the Company. The aggregate Purchase Price for the Shares to be acquired by the Purchaser shall be wired to the Company by the Purchaser 24 hours prior to the Purchase Date. Amounts so received by the Company from the Purchaser shall be credited against the purchase obligation of the Purchaser established hereby.

Section 2. The Closing. The closing of the purchase and sale of the Shares to the Purchaser (the “Closing”) shall take place at the offices of the Company at 10:00 a.m., New York Time, on the Purchase Date, or such other time and place as may be agreed upon by the parties hereto. At the Closing, the Company shall deliver certificates evidencing the Shares to be purchased by the Purchaser, registered in each the Purchaser’s name, upon the payment of the aggregate Purchase Price therefor, by wire transfer of immediately available funds to the Company.

Section 3. Representations, Warranties and Covenants of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Shares to the Purchaser, the Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing) that:

A. Capacity and State Law Compliance. The Purchaser has the legal capacity to execute and perform the obligations imposed on the Purchaser hereunder. The Purchaser understands and acknowledges that the transfer of the Shares may require the registration of such securities under Federal and/or state securities laws or the availability of an exemption from such registration requirements. The Purchaser understands that the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom. The Purchaser is able to bear the economic risk of an investment in the Shares for an indefinite period of time.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Shares for the Purchaser’s own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D.

(iii) The Purchaser understands that the Shares are being offered and sold to the Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares.

(iv) The Purchaser initiated discussions with the Company relating to the purchase and sale of the Shares contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Purchaser did not initiate such discussions, nor did the Purchaser decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including the filing of the Registration Statement.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the other executive officers and directors of the Company. The Purchaser understands that an investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to an acquisition of the Shares.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(vii) The Purchaser acknowledges that the Purchaser is able to fend for itself, has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies such as the Company, is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares in the amount contemplated hereunder. The Purchaser has adequate means of providing for the Purchaser’s current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. The Purchaser can afford a complete loss of an investment in the Shares.

(viii) Without in any way limiting the representations set forth above, the Purchaser agrees not to make any disposition of all or any portion of the Shares unless and until:

(1) There is then in effect a registration statement under the Securities Act and applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)(i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act or applicable state securities laws. Notwithstanding the foregoing, the Purchaser also understands and acknowledges that the transfer or exercise, as the case may be, of the Shares is subject to the specific conditions to such transfer or exercise, as the case may be, as outlined herein, as to which the Purchaser specifically assents by the Purchaser’s execution hereof.

Section 4. Registration Rights.

A. Mandatory Shelf Registration. The Company shall use its commercially reasonable efforts to prepare and file with the Commission a Registration Statement for the resale of any or all the Shares (but not involving any underwritten offerings) on a “shelf” Form N-2 under Rule 415 under the Securities Act (the “Registration Statement”) within sixty (60) days after the Purchase Date, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable thereafter; provided, however, that the Company shall have the right to defer such filing for up to one hundred and eighty (180) days after the Purchase Date if the Company shall have notified the Purchaser that it would be materially detrimental to the Company and its security holders for such Registration Statement to be effected at such time. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (A) the date on which the Shares have been sold pursuant to the Registration Statement, (B) the date all the Shares have been sold pursuant to Rule 144 under the Securities Act, (C) the date on which the Shares cease to be outstanding and (D) the date on which the Shares become eligible for sale under Rule 144 under the Securities Act without restriction. The Company shall notify the Purchaser when the Registration Statement has been declared effective.

B. Supplements and Amendments. The Company shall promptly amend the Registration Statement and/or amend or supplement the prospectus constituting a part thereof (the “Prospectus”) if required by the rules, regulations or instructions applicable to the registration form used for such Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Purchaser, but only with respect to information relating to the Purchaser.

C. Provision of Information. The Purchaser shall not be entitled to include any of the Shares in any Registration Statement pursuant to this Agreement unless the Purchaser furnishes to the Company in writing, within twenty (20) days after receipt of a written request therefor (such written request, a “Notice and Questionnaire”), such information as the Company, after conferring with counsel with regard to information relating to the Purchaser that would be required by the Commission to be included in the Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Registration Statement or Prospectus included therein. The Company shall mail the Notice and Questionnaire to the Purchaser no later than thirty (30) days prior to the date of initial filing of the Registration Statement with the Commission. The Purchaser shall not be entitled to be named as a selling securityholder in the Registration Statement as of the initial effective date of the Registration Statement, and the Purchaser may not use the Prospectus forming a part thereof for resales of Shares at any time, unless the Purchaser has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, that the Purchaser shall have at least twenty (20) days from the date on which the Notice and Questionnaire is first mailed to the Purchaser to return a completed and signed Notice and Questionnaire to the Company.

Section 5. Registration Procedures.

A. Filings; Information

(i) Copies. The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Purchaser, and its legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Purchaser or its legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Shares.

(ii) Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act for the period set forth in Section 4(A).

(iii) Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the Purchaser of such filing, and shall further notify the Purchaser promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered); and (iv) (x) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or (y) of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Purchaser any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Purchaser and to its legal counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which the Purchaser or its legal counsel shall reasonably object.

(iv) State Securities Laws Compliance. The Company shall use commercially reasonable efforts to (i) register or qualify the Shares covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Purchaser (in light of its intended plan of distribution) may request and (ii) take such action necessary to cause the Shares covered by the Registration Statement to be registered with or approved by such other State authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Purchaser to consummate the disposition of the Shares in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(A)(iv) or subject itself to taxation in any such jurisdiction.

(v) Cooperation. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its security holders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within six (6) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(vi) Listing. The Company shall use commercially reasonable efforts to cause all Shares included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Purchaser.

B. Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(A)(iii)(iv), or, the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Registration Statement, the Purchaser shall immediately discontinue disposition of the Shares pursuant to the Registration Statement covering the Shares until the Purchaser receives the supplemented or amended Prospectus contemplated by Section 5(A)(iii)(iv) or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

C. Registration Expenses. Except to the extent prohibited by law or any applicable regulatory authority, the Company shall bear all customary costs and expenses incurred in connection with any registration on the Registration Statement, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares, subject to the limit set forth in paragraph (ix) below); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Shares, as required by Section 5(A)(vi); (vi) Financial Industry Regulatory Authority, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; and (viii) the fees and expenses of any special experts retained by the Company in connection with such registration.

D. Information. The Purchaser shall provide such information as may reasonably be requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of the Shares under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

Section 6. Indemnification and Contribution.

A. Indemnification by the Company. The Company agrees to indemnify and hold harmless the Purchaser, and each of its officers, employees, affiliates, directors, partners,

members, attorneys and agents, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) the Purchaser, from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of the Shares was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus or final Prospectus or any such amendment or supplement, in reliance upon and in conformity with information regarding the Purchaser furnished to the Company, in writing, by the Purchaser expressly for use therein.

B. Indemnification by the Purchaser. The Purchaser will, with respect to any Registration Statement where Shares were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of Shares was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. The Purchaser’s indemnification obligations hereunder shall be limited to the amount of any net proceeds actually received by Purchaser from the sale of Shares which gave rise to such indemnification obligation.

C. Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 6(A) or 6(B), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated in this Section 6(C), the Indemnifying Party agrees that it shall be liable for any expense, loss, claim, damage or liability effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such Indemnifying Party of the aforesaid request, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses the Indemnifying Party is contesting in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

D. Contribution.

(i) If the indemnification provided for in the foregoing Sections 6(A), 6(B) and 6(C) is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 6(C) above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 6(D)(i). The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(D), the Purchaser shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by the Purchaser from the sale of Shares which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing, except as otherwise specifically provided herein.

Section 8. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

Section 9. Miscellaneous.

A. Legends.

(i) The certificates evidencing the Shares will include the legend set forth in Exhibit A hereto.

(ii) By accepting the certificates bearing the aforesaid legend, the Purchaser agrees, prior to any permitted transfer of the Shares represented by the certificates and subject to the restrictions contained herein, to give written notice to the Company expressing the Purchaser’s desire to effect such transfer and describing briefly the proposed transfer.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction, and the Investment Company Act of 1940, as amended (the “1940 Act”). In the event of any conflict between the laws of the State of New York and the 1940 Act, the applicable provision of the 1940 Act shall control. The Company and the Purchaser irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of

Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the Purchaser irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that either is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the Purchaser agree that service of process at each parties respective addresses as provided for in Section 9(H) hereof shall be deemed effective service of process on such party.

G. Waiver of Jury Trial. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Purchaser in the negotiation, administration, performance or enforcement hereof.

H. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:

Solar Senior Capital Ltd.

500 Park Avenue

New York, NY 10022

Attention: Chief Executive Officer

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue

Washington, DC 20004

Attention: Steven B. Boehm

If to the Purchaser:

Solar Senior Capital Investors LLC

500 Park Avenue

New York, NY 10022

Attention: Managing Member

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue

Washington, DC 20004

Attention: Steven B. Boehm

I. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Share Purchase Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

SOLAR SENIOR CAPITAL LTD.

By:
Name: Michael S. Gross Title: Chief Executive Officer

SOLAR SENIOR CAPITAL INVESTORS LLC

By:
Name: Michael S. Gross Title: Managing Member